SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 8, 2021

ELECTROMEDICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	Commission File Number	82-2619815

(State or other jurisdiction of incorporation or organization)	000-56192	(I.R.S. Employer Identification Number)

16561 N. 92nd Street, Ste. 101

Scottsdale, AZ 85260

(Address of Principal Executive Offices and Zip Code)

888-880-7888

(Issuer's telephone number)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbols	Name of Exchange on Which Registered
COMMON	EMED	NONE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 - Registrant’s Business and Operations Item

1.01 Entry into a Material Definitive Agreement.

On February 8, 2021, the Registrant entered into a material definitive agreement with YA II PN, Ltd., a Cayman Islands exempt company, comprised of a securities purchase agreement, convertible debenture, warrant and registration rights agreement. Except than for the material definitive agreement, no material relationship exists between the Registrant and YA II PN, Ltd.

Pursuant to the securities purchase agreement and Section 4(2) and/or Rule 506 of Regulation D, under the Securities Act of 1933, the Registrant sold YA II PN, Ltd. debentures in the aggregate principal amount of USD $1,000,000, in three separate closings, convertible into shares of the Company’s common stock at the lower of the fixed price of $0.40 per share, or 70% of the lowest VWAP of the Company’s Common Stock during the 20 Trading Days immediately preceding the Conversion Date. The first closing occurred upon the execution of the material definitive agreement in the face amount of $500,000, for a purchase price of $475,000. The second closing is in the face amount of $250,000 for a purchase price of $237,500 and the third closing in the face amount of $250,000 for a purchase price of $237,500.

To induce YA II PN, Ltd.to execute and deliver the securities purchase agreement, the Company agreed to provide certain registration rights under the Securities Act of 1933 for the shares registrable under the convertible debentures and warrants. The second closing is contingent upon the Registrant filing a registration statement with the Securities and Exchange Commission by February 26, 2021. Upon effectiveness of the registration statement, the third closing will be completed. The Registrant reserved an aggregate of 17,971,894 shares in anticipation of conversions under the debentures and warrant.

Contemporaneously with the first closing the Registrant sold to YA II PN, Ltd. a warrant to purchase 2,500,000 shares of the Registrant’s Common Stock at an exercise price of $0.40 per share. The warrant expires February 8, 2026.

YA II PN, Ltd. shall not have the right to convert any portion of the debentures or warrants, or receive shares of common stock as payment of interest hereunder to the extent that after giving effect to such conversion or receipt of such interest payment, YA II PN, Ltd., together with any of its affiliate, would beneficially own (as determined in accordance with Section 13(d) of the Exchange Act and the rules promulgated thereunder) in excess of 4.99% of the number of shares of common stock outstanding immediately after giving effect to such conversion or receipt of shares as payment of interest.

Section 2 - Financial Information

Item 2.01 Completion of Acquisition or Disposition of Assets

On February 8, 2021, the securities purchase agreement, convertible debenture, warrant and registration rights agreement were consummated. The disclosure included under Item 1.01 of this Current Report on Form 8-K is incorporated by reference herein.

Section 3 - Securities and Trading Markets

Item 3.02 Unregistered Sales of Equity Securities.

On February 8, 2021, the Company sold YA II PN, Ltd. a warrant to purchase 2,500,000 shares of the Registrant’s common stock, par value $0.00001, equal in value to $1,425,000 based on the closing price on February 8, 2021, in exchange for YA II PN, Ltd.’s execution of the material definitive agreement and related transaction documents.

The warrant shares equal 8.95% of the Registrant’s issued and outstanding shares as of February 10, 2021. The warrant agreement was sold pursuant to the exemption from the registration requirements of the Securities Act of 1933, as amended, available to the Company by Section 4(a)(2) promulgated thereunder due to the fact that it was an isolated issuance and did not involve a public offering of securities.

Section 9 – Financial Statement and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location

10(i)	Securities Purchase Agreement	Filed Herewith

10(ii)	Convertible Debenture	Filed Herewith

10(iii)	Warrant	Filed Herewith

10(iv)	Registration Rights Agreement	Filed Herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated February 12, 2021

ELECTROMEDICAL TECHNOLOGIES, INC.

By: /s/ Matthew Wolfson
Matthew Wolfson
Chief Executive Officer
(Principal Executive Officer)